SYNERGETICS, INC. Shareholders' Meeting September 2005

FORWARD-LOOKING STATEMENTS Some statements in this presentation may be "forward-looking" statements for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements are based on current expectations and beliefs and are subject to a number of factors. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, including but not limited to: the effects of local and national economy, credit and capital market conditions on the economy in general, and on the medical device industry in particular, and the effects of foreign exchange rates and interest rates; the ability to obtain or meet the closing conditions in the merger agreement between Valley Forge Scientific Corp. and Synergetics, Inc., and to otherwise complete the merger in a timely manner; the ability to timely and cost-effectively integrate the operations of Valley Forge and Synergetics; the ability to realize the synergies and other perceived advantages resulting from the merger; the ability to retain and attract key personnel both before and after the merger; the ability of each company to successfully execute its business strategies; the extent and timing of market acceptance of new products or product indications; the ability of each company to procure, maintain, enforce and defend its patents and proprietary know how; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; the ability of the combined company to continue to increase customer loyalty; the ability to recoup costs of capital investments through higher revenues; environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to the combined companies properties; acts of war and terrorism incidents; the effects of operating and market competition; and other important factors disclosed previously and from time to time in the company's filings with the SEC and in the Joint Proxy Statement/Prospectus filed by Valley Forge and Synergetics with the SEC. Valley Forge undertakes no obligation to update these forward-looking statements.

WHO WE ARE AFTER THE MERGER . . . Gregg Scheller - President & Chief Executive Officer Kurt Gampp - Chief Operating Officer Jerry Malis - Executive V.P. & Chief Scientific Officer Pamela Boone - Chief Financial Officer William Bates - Director of Business Development, Director of Neuro International Sales Mark Dischert - Vice President of Neuro Sales Michele Meert - Director of Neuro Marketing Michael Ritchie - Vice President & General Manager PA Facility Bonnie Ritchie - V. P. Operations PA Facility Bruce Murray - Current Director & Chief Operating Officer Valley Forge

SYNERGETICS' REVENUE 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 ANNUAL REVENUE 31% 29% 25% 26% 15% 15% 19% 61% 15% 75% 66% 129% Percentages reflect year over year growth rate. FYE 7/31

SYNERGETICS' REVENUE

SYNERGETICS' NET INCOME FYE 7/31

OPHTHALMIC PRODUCTS Laser Equipment & Probes 25 Gauge Stiff Laser Probe Directional Laser Probe

OPHTHALMIC PRODUCTS Vitreoretinal MicroserratedTM Scissors SyntrifugalTM Handle & Disposable Tips Iris Retractors

OPHTHALMIC PRODUCTS Illumination Equipment 20 Gauge Sutureless Chandelier Infusion Cannula Photon Bullseye Laser IlluminatorTM - Curved Aspirating Probe

SYNERGETICS' OPHTHALMIC REVENUE 9% 9% 18% 32% 63% 22% 30% 19% 14% 16% Percentages reflect year over year growth rate. FYE 7/31

NEUROSURGICAL PRODUCTS OMNI & Disposable Tips Spetzler BarracudaTM Straight Spetzler Open Angle Micro ClawTM

NEUROSURGICAL PRODUCTS Instruments 90 degree Dacey Scissors Curved Spetzler Scissors Straight Spetzler Scissors

SYNERGETICS' NEUROSURGICAL REVENUE -39% 75% -51% -49% 70% -4% 82% 289% 164% 45% Percentages reflect year over year growth rate. FYE 7/31

OVERVIEW OF COMBINED COMPANIES Designer, manufacturer & marketer of . . . Precision engineered microsurgical instruments Medical devices and capital equipment for use in ophthalmic surgery and neurosurgery Bipolar electrosurgical generators and other generators based on DualWaveTM technology Disposable and non-disposable supplies and accessories

PROFORMA QUARTERLY REVENUE 11% 0% 2% 4% 10% 15% -3% 9% 14% -2%

STRATEGIC ADVANTAGES OF COMBINED COMPANIES Continue to work with leading Neurosurgeons to develop instrumentation and applications Substantial amount of Research & Development conducted internally Hold U.S. patents related to disposable and precision engineered instruments as well as electronic devices Pending U.S. patent applications related to illumination technology, instruments and generator technology Utilize trade secrets, know-how, continuing technological innovations and superior engineering to develop and maintain our competitive advantage

In Neurosurgery, we employ a hybrid sales network of direct and independent sales representatives In Ophthalmology, our sales team is comprised of direct U.S. sales reps, sales managers and a hybrid international sales force Focus on surgical procedures in which we have a competitive advantage Differentiate our products to every customer on every surgical procedure STRATEGIC ADVANTAGES OF COMBINED COMPANIES

FUTURE STRATEGY OF COMBINED COMPANIES Ophthalmology Vertical and horizontal expansion of current product platforms minimizing our vulnerability to the competition Introduce disposable tips into our Vitreoretinal product line Expand our capital equipment product offering, deepening our "BAG" and allowing the further expansion of sales territories Establish a direct sales force in select international markets Explore the use of Valley Forge's core technologies within the ophthalmic market

FUTURE STRATEGY OF COMBINED COMPANIES Neurosurgery Integrate Valley Forge Scientific with Synergetics Pursue a new agreement with Codman Introduce the "Advantage" (the new Malis generator) incorporating our state-of-the-art technology Move the "Advantage" into Neuro-spine along with the OMNI Create new applications and instruments integrating technologies of both companies Expand the OMNI tip offering to include spine and deep-brain tips Expand our International sales structure Utilize Synergetics' core ophthalmic technology within the neurosurgery market Other Continue to explore new areas of microsurgery Expand the applications of our capital equipment technology into other surgical disciplines

SYNERGETICS, INC. www.synergeticsusa.com NASDAQ//SURG